UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):   August 19, 2009

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 - 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 19, 2009, the Board of Directors of The Valspar Corporation (the “Company”) amended the Company’s by-laws by adding to “Article I – Stockholders” new Sections 7-9 and 12-14. The amendments were made to (1) update and enhance the procedures for advance notice with respect to stockholder-proposed business and director nominations, and (2) establish procedures for stockholder action by written consent.

The addition of advance notice by-laws provides a method for determining the date by which stockholder proposals and director nominations must be submitted; and provides for certain initial disclosure requirements on the part of the proposing stockholder as well as certain requirements to periodically update the information in the notice prior to the meeting. The by-law additions also provide for orderly procedures to regulate the written consent process for a stockholder proposing to have stockholders act by written consent.

The above summary of amendments to the by-laws is qualified by reference to the actual text of the amendment which is filed with this Current Report as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

New Sections 7-9 and 12-14 of “Article I – Stockholders” of The Valspar Corporation By-Laws (as amended), furnished herewith and incorporated by reference as Exhibit 3.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: August 19, 2009	/s/ Rolf Engh
	Name:	Rolf Engh
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	New Sections 7-9 and 12-14 of “Article I – Stockholders” of The Valspar Corporation By-Laws (as amended).